UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

November 18, 2004
Date of Report (date of earliest event reported)

CARRIER ACCESS CORPORATION

(Exact name of Registrant as specified in its charter)

State of Delaware (State or other jurisdiction of incorporation or organization)	000-24597 (Commission File Number)	84-1208770 (I.R.S. Employer Identification Number)

5395 Pearl Parkway
Boulder, Colorado 80301
(Address of principal executive offices)

(303) 442-5455
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     (b) On November 18, 2004, Carrier Access Corporation (the “Company”) issued a press release announcing the resignation of Timothy R. Anderson, its principal financial and accounting officer, effective immediately. A copy of such press release is filed herewith as Exhibit 99.1 and is incorporated in this Item 5.02 by reference.

     (c) On November 18, 2004, the Company issued a press release announcing the appointment of Nancy Pierce, the Company’s co-founder and corporate development officer, as interim principal financial and accounting officer, effective on November 18, 2004.

     Ms. Pierce, age 47, has served as Corporate Development Officer since April 2000. Ms. Pierce has also served as Secretary and a Director of the Company since its formation in September 1992. Ms. Pierce held previous positions of Chief Financial Officer and Vice President-Finance and Administration and Treasurer with the Company from 1992 through 2000. Ms. Pierce is married to Roger L. Koenig, the President, Chief Executive Officer and Chairman of the Board of the Company.

Item 9.01.	Financial Statements and Exhibits.

     (c) Exhibits.

Exhibit No.	Description
99.1	Press Release dated November 18, 2004, entitled “Carrier Access Announces CFO Resignation; Co Founder and Board Member Nancy Pierce Appointed Interim CFO.”

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARRIER ACCESS CORPORATION
Date: November 24, 2004	By:	/s/ Nancy Pierce
Nancy Pierce
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated November 18, 2004, entitled “Carrier Access Announces CFO Resignation; Co Founder and Board Member Nancy Pierce Appointed Interim CFO.”